Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Second Quarter Results

LIVERMORE, Calif. — July 26, 2011 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2011 that ended on June 25, 2011. Quarterly revenues were $46.6 million, up 15% from $40.4 million in the first quarter of fiscal 2011, and down 19% from $57.6 million in the second quarter of fiscal 2010.

On a GAAP basis, net loss for the second quarter of fiscal 2011 was $6.7 million or $(0.13) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2011 of $21.4 million or $(0.42) per fully-diluted share, and a net loss for the second quarter of fiscal 2010 of $33.9 million or $(0.68) per fully-diluted share. The results for the second quarter of fiscal 2011 include an income tax valuation allowance release of $2.5 million or $0.05 per fully diluted share.  The company also recorded a restructuring benefit of $1.1 million, or $0.02 per fully diluted share, in the second quarter of 2011 related primarily to the termination of a lease obligation for our manufacturing facility in Singapore.

On a Non-GAAP basis, net loss for the second quarter of fiscal 2011 was $7.9 million or $(0.16) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2011 of $16.1 million or $(0.32) per fully-diluted share, and a net loss for the second quarter of fiscal 2010 of $26.5 million or $(0.53) per fully-diluted share.

“As we moved through Q2, we continued our focus on operational execution and made good progress on our turnaround plan as we increased gross margins and reduced our cash consumption,” said Tom St. Dennis, CEO of FormFactor. “We made improvements across our product offerings, and gained business momentum in our DRAM segment as we started ramping our SmartMatrix™ platform at major DRAM customers and implementing our proprietary ATRE™ wafer test technology.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until July 29, 2011 at 9:00 p.m. PDT, and can be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering confirmation code 78860037.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

###

FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM and Flash memory devices and certain other semiconductor devices, the company’s ability to complete qualification of its Matrix platform products for both DRAM and Flash memory applications at major memory customers; the rate at which semiconductor manufacturers adopt the company’s Matrix platform products, including its SmartMatrix product for DRAM devices,  and its ATRE wafer test technology, and request repeat orders; and the company’s ability to bring its manufacturing structure and operating expenses in line with revenues. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 25, 2010, as filed with the SEC, and subsequent SEC filings including the company’s quarterly report on Form 10-Q for its first quarter of its fiscal 2011. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010

Revenues	$46,558	$57,640	$86,987	$97,306
Cost of revenues	36,668	53,710	73,027	95,704
Gross profit (loss)	9,890	3,930	13,960	1,602

Operating expenses:
Research and development	10,878	15,997	22,438	31,088
Selling, general and administrative	10,192	18,725	22,579	36,592
Restructuring charges	(1,099)	2,513	(60)	6,063
Impairment of long-lived assets	—	999	351	999
Total operating expenses	19,971	38,234	45,308	74,742
Operating loss	(10,081)	(34,304)	(31,348)	(73,140)

Interest income, net	369	722	793	1,497
Other income (expense), net	584	(82)	210	35
Loss before income taxes	(9,128)	(33,664)	(30,345)	(71,608)
Provision for (benefit from) income taxes	(2,412)	200	(2,205)	440

Net loss	$(6,716)	$(33,864)	$(28,140)	$(72,048)

Net loss per share:
Basic and Diluted	$(0.13)	$(0.68)	$(0.55)	$(1.44)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	50,733	50,084	50,705	49,989

Reconciliation of Non-GAAP Net loss:

	Three Months Ended		Six Months Ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010

GAAP Net loss	$(6,716)	$(33,864)	$(28,140)	$(72,048)
Stock-based compensation, net of related income-tax impact *	2,353	3,894	6,322	9,152
Restructuring charges, net of related income-tax impact *	(1,099)	2,513	(60)	6,063
Income tax valuation allowance release	(2,450)	—	(2,450)	—
Impairment of long-lived assets, net of related income-tax impact *	—	999	351	999
Non-GAAP Net loss	$(7,912)	$(26,458)	$(23,977)	$(55,834)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.16)	$(0.53)	$(0.47)	$(1.12)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,733	50,084	50,705	49,989

*  There was no related income tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2011 and fiscal 2010 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 25,	December 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$130,085	$121,207
Marketable securities	194,142	226,028
Restricted cash	383	383
Accounts receivable, net	28,017	28,598
Inventories	21,799	25,003
Deferred tax assets, net	297	329
Prepaid expenses and other current assets	9,022	14,743
Total current assets	383,745	416,291
Restricted cash	297	297
Property and equipment, net	35,078	37,311
Deferred tax assets, net	7,364	5,445
Other assets	5,110	6,710
Total assets	$431,594	$466,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,023	$14,948
Accrued liabilities	14,214	24,045
Income taxes payable	382	1,894
Deferred revenue	4,409	4,637
Total current liabilities	35,028	45,524
Long-term income taxes payable	4,209	4,248
Deferred rent and other liabilities	4,101	5,081
Total liabilities	43,338	54,853
Stockholders’ equity:
Common stock and capital in excess of par value	655,726	651,315
Accumulated other comprehensive income	2,811	2,027
Retained earnings (accumulated deficit)	(270,281)	(242,141)
Total stockholders’ equity	388,256	411,201
Total liabilities and stockholders’ equity	$431,594	$466,054